Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FuelCell Energy, Inc:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-20807; No. 333-77008; No. 333-68866; No. 333-63833, and No. 333-110177), on Form S-3 (No. 333-109690, No. 333-109634, No. 333-125933, No. 333-125936 and No. 333-128088) and on Form S-1 (No. 333-122216 and No. 333-122241) of FuelCell Energy, Inc. of our reports dated January 17, 2006, relating to the consolidated balance sheets of FuelCell Energy, Inc. as of October 31, 2005 and 2004 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended October 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2005 and the effectiveness of internal control over financial reporting as of October 31, 2005, which reports appear in the October 31, 2005 annual report on Form 10-K of FuelCell Energy, Inc.

/s/ KPMG LLP
KPMG LLP

Hartford, CT
January 17, 2006